EX 99.28(g)(2)(viii)

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT
The undersigneds, as listed on Schedule A, each hereby requests an addendum to the Master Global Custody Agreement, dated June 16, 2011, as amended (the “Custody Agreement”), to reflect the removal of JNL/BlackRock Commodity Securities Strategy Fund Ltd. as a Customer under the Custody Agreement (as such term is defined therein), effective September 28, 2015, in conjunction with the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of the Custody Agreement as a Customer (as such term is defined therein), that certain Settled Securities Class Action Services Addendum,  and that certain International Proxy Voting Addendum, each dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned. By their signature below, each party hereby agrees to replace Schedule A of the Custody Agreement with Schedule A attached hereto, effective as of September 28, 2015.

JNL/BlackRock Global Allocation Fund Ltd.

JNL/AQR Managed Futures Strategy Fund Ltd.

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/Ivy Asset Strategy Fund Ltd.

JNL/AQR Risk Parity Fund Ltd.

JNL/Van Eck International Gold Fund Ltd.

By:	/s/ Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary
Date: September 28, 2015

Acknowledged and agreed:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Anna Maria Calla Minniti
Name: Anna Maria Calla Minniti
Title: Vice President
Date: 9/18/2015
Addendum to Master Global Custody Agreement

Each entity listed on Schedule A to the Custody Agreement

By:	/s/ Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary
Date: September 28, 2015
Addendum to Master Global Custody Agreement

SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd.

JNL/AQR Managed Futures Strategy Fund Ltd.

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/Ivy Asset Strategy Fund Ltd.

JNL/AQR Risk Parity Fund Ltd. (formerly, Curian/AQR Risk Parity Fund Ltd.)

JNL/Van Eck International Gold Fund Ltd. (formerly, Curian/Van Eck International Gold Fund Ltd.)

Addendum to Master Global Custody Agreement